EXHIBIT 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89703) of DST Systems, Inc. of our report dated June 24, 2003 relating to the financial statements of the DST Systems, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
June 27, 2003